EXHIBIT 99.1

For Immediate Release

Press and Industry Analysts:                      Financial Analysts:
Val Cureton                                       Maili Bergman
Marketing Communications Manager                  Director of Investor Relations
408.434.5021 (voice)                              08.434.5158 (voice)
408.545.5794 (fax)                                408.434.5002 (fax)
val.cureton@adept.com                             maili.bergman@adept.com


Adept Technology Completes Acquisition of Chad Industries

Purchase to Increase Adept's Fiber Optic Automation Capacity

San Jose, Calif. - October 9, 2001 - Adept Technology, Inc. (Nasdaq: ADTK), a manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today announced that it has completed the acquisition of CHAD Industries, Inc. ("CHAD"), a design and manufacturing company specializing in precision assembly automation based in Orange, California. Under the terms of the merger agreement, a combination of equity and cash will be paid out over three years in exchange for all of the issued and outstanding shares of CHAD.

The acquisition of CHAD is the latest step in Adept's ongoing photonics automation strategy. CHAD 's extensive experience developing and building standardized precision workcells based on Adept software, controls and robot systems was key in the acquisition decision. Adept plans to leverage CHAD's expertise in small part feeding, precision tooling design, and the handling of odd-form components to add capacity in photonics automation. CHAD's initial role within Adept will be to develop process module tooling for both Adept NanoStage precision positioning products and NanoCell automated process ready platforms. In addition, Adept plans to support and grow CHAD's line of odd-form component assembly machines.

About Adept

Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Our intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision, systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.

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This press release  contains certain  forward-looking  statements that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to: the risks associated with potential acquisitions, including integration risks associated with our acquisition of CHAD, BYE/Oasis, Pensar-Tucson, NanoMotion, HexaVision, the company's dependence on the continued growth of the intelligent automation market; the potential delays associated with the development and introduction of new products or software releases; the cyclicality of capital spending of the company's customers; the risks associated with sole or single sources of supply and lengthy procurement lead times; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; and the company's dependence on retention and attraction of key employees.

For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2001, including Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

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The Adept logo is a registered trademark of Adept Technology,  Inc. Adept, Adept
NanoStage and Adept NanoCell are trademarks of Adept Technology, Inc. All other trademarks are owned by their respective companies.